Exhibit 4.3

Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: July 16, 2020

The undersigned, Sumit Roy, President and Chief Executive Officer, and Michael R. Pfeiffer, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not conditions set forth in the Indenture relating to the establishment of the terms of $350,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2031 (the “New Notes”), which will constitute a further issuance of a series of the Company’s debt securities under the Indenture designated as its “3.250% Notes due 2031” (the “Securities”), of which $600,000,000 aggregate principal amount was issued on May 8, 2020 and is outstanding as of the date of this Officers’ Certificate (the “Existing 2031 Notes”), and the form of certificate evidencing the Securities of such series to be issued on the date hereof, have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Securities of such series to be issued on the date hereof have been complied with, certify that (i) the title and terms of the Securities of such series to be issued on the date hereof were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on October 16, 2018, April 3, 2020 and June 26, 2020 (the “Resolutions”) and such terms are set forth in Annex I hereto, (ii) the form of certificate evidencing the Securities of such series to be issued on the date hereof was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached hereto as Annex II (it being understood that, in the event that the Securities of such series are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of certificate evidencing the Securities of such series to be issued on the date hereof may be removed), (iii) a true, complete and correct copy of the Officers’ Certificate dated May 8, 2020 establishing the form and terms of a series of the Company’s debt securities under the Indenture designated as its “3.250% Notes due 2031” and the Existing 2031 Notes is attached as Annex III hereto, (iv) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect in the form adopted on the date hereof, are attached as Annex IV hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (v) the form, title and terms of the Securities of such series (including the New Notes and the Existing 2031 Notes) have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the title and terms of the Securities of such series (including the New Notes and the Existing 2031 Notes), the form of certificate evidencing the Securities (including the New Notes and the Existing 2031 Notes) of such series and the execution, authentication and delivery of the Securities of such series (including the New Notes and the Existing 2031 Notes) have been complied with and (vi) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities of such series (including the New Notes and the Existing 2031 Notes).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Sumit Roy
Sumit Roy President and Chief Executive Officer

/s/ Michael R. Pfeiffer
Michael R. Pfeiffer Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ANNEX I

Terms of the 3.250% Notes due 2031

To be Issued on July 16, 2020

For purposes of this Annex I, the term “Securities” shall have the meaning set forth in paragraph (1) below; the term “Officers’ Certificate” means the Officers’ Certificate of which this Annex I constitutes a part; the term “Existing Certificate” means the Officers’ Certificate dated May 8, 2020 (a copy of which is attached as Annex III to the Officers’ Certificate) establishing the form and terms of a series of the Company’s debt securities designated as its “3.250% Notes due 2031”; the term “Existing Annex A” means Annex A to the Existing Certificate; and the term “Existing Annex B” means Annex B to the Existing Certificate. Other capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate.

(1)                Pursuant to the Existing Certificate, the Company previously established a series of its debt securities under the Indenture known and designated as the “3.250% Notes due 2031” (the “Securities”) and authorized the authentication and delivery of $600,000,000 aggregate principal amount of Securities (the “Existing Securities”), all of which Existing Securities are outstanding on the date of the Officers’ Certificate; and, as permitted by the Indenture and the Existing Certificate, the Company is re-opening such series of debt securities to provide for the issuance of additional Securities of such series in the aggregate principal amount set forth below.

(2)                The aggregate principal amount of additional Securities of such series (the “New Securities”) which may be authenticated and delivered under the Indenture is limited to $350,000,000, and, as a result, the aggregate principal amount of all Securities of such series which may be authenticated and delivered under the Indenture is limited to $950,000,000 (consisting of $600,000,000 aggregate principal amount of outstanding Existing Securities of such series authorized for issuance pursuant to the Existing Certificate and $350,000,000 aggregate principal amount of New Securities of such series authorized for issuance by the Officers’ Certificate, including this Annex I thereto), except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture; provided, however, that such series of Securities may be further re-opened by the Company for the further issuance of additional Securities of such series on the terms and subject to the conditions set forth in paragraph (2) of the Existing Annex A.

(3)                The terms and provisions of the New Securities shall be identical to the terms and provisions of the Securities of such series set forth in Existing Annex A (including, without limitation, (i) those terms and provisions incorporated by reference into Existing Annex A by reference to the form of certificate evidencing the Existing Securities attached as Existing Annex B to the Existing Certificate, (ii) the provisions of paragraph (16) of Existing Annex A adding, among other things, the Additional Covenants and Additional Definitions (as such terms are defined in Existing Annex A) to the Indenture for the benefit of the Securities of such series and the Holders of the Securities of such series, (iii) the provisions of paragraph (19) of Existing Annex A (to the effect that, subject to limitations set forth in such paragraph (19), Section 1402 (relating to defeasance) and Section 1403 (relating to covenant defeasance) of the Indenture shall apply to the Securities of such series), (iv) the provisions of paragraph (24) of Existing Annex A (regarding the meaning of certain terms used in Section 801(2) of the Indenture, insofar as Section 801 of the Indenture is applicable to the New Securities), (v) the provisions of paragraph (25) of Existing Annex A (to the effect that Section 1011 of the Indenture, relating to waiver of covenants, shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants applicable to the Securities of such series, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture), and (vi) the provisions of paragraph (29) of Existing Annex A (regarding electronic signatures); provided, however, that, notwithstanding the foregoing, the terms and provisions of paragraph (2) above establishing the aggregate principal amount of New Securities and of Securities of such series which may be authenticated and delivered and the terms and provisions of the New Securities set forth below in clauses (a) and (b) of this paragraph (3) and in paragraph (5) below shall be different from the terms and provisions of the Securities of such series set forth in Existing Annex A and Existing Annex B:

(a)	the original issue date of the New Securities shall be July 16, 2020; and

(b)	interest on the New Securities shall accrue from and including July 15, 2020 and the first Interest Payment Date (as defined in Existing Annex A) on which interest on the New Securities shall be payable shall be January 15, 2021.

(4)                For purposes of clarity, it is understood and agreed that, except as otherwise provided in paragraph (2) above with respect to the aggregate principal amount of New Securities and of Securities of such series which may be authenticated and delivered and in clauses (a) and (b) of paragraph (3) above and in paragraph (5) below, the terms and provisions of the New Securities as set forth in this Annex I and in the form of New Security attached as Annex II to the Officers’ Certificate are intended to be identical to the terms and provisions of the Securities of such series as set forth in Existing Annex A and Existing Annex B and, in the event of any inconsistency between terms and provisions of the New Securities as set forth in this Annex I and in the form of New Security attached as Annex II to the Officers’ Certificate, on the one hand, and the terms and provisions of the Securities of such series as set forth in Existing Annex A and Existing Annex B, on the other hand, then, except as otherwise provided in paragraph (2) above, in clauses (a) and (b) of paragraph (3) above and in paragraph (5) below, the terms and provisions of the Securities of such series set forth in Existing Annex A and Existing Annex B shall control.

(5)                The New Securities of such series shall be sold by the Company to the several underwriters named in the Purchase Agreement dated July 6, 2020, for whom Goldman Sachs & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as representatives, at a price equal to 107.591% of the principal amount thereof, plus accrued and unpaid interest from and including July 15, 2020 to but excluding July 16, 2020. The initial price to public of the New Securities shall be 108.241% of the principal amount thereof, plus accrued interest from and including July 15, 2020. Underwriting discounts and commissions shall be 0.650% of the principal amount of the New Securities.

(6)                The New Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the New Securities of such series attached as Annex II to the Officers’ Certificate, all of which terms and provisions are incorporated by reference in and made a part of this Annex I and the Indenture as if set forth in full herein and therein, subject, however, to the provisions of paragraph (4) above.

ANNEX III

Officers’ Certificate dated May 8, 2020 Establishing the

Form and Terms of the 3.250% Notes due 2031

Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: May 8, 2020

The undersigned, Sean P. Nugent, Senior Vice President, Principal Financial Officer and Treasurer, and Michael R. Pfeiffer, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not conditions set forth in the Indenture relating to the establishment of the title and terms of the Company’s 3.250% Notes due 2031 (the “Securities”), which will constitute a new series of the Company’s debt securities under the Indenture, and the form of certificate evidencing the Securities of such series have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Securities of such series have been complied with, certify that (i) the title and terms of the Securities of such series were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on October 16, 2018 and April 3, 2020 (the “Resolutions”) and such terms are set forth in Annex A hereto, (ii) the form of certificate evidencing the Securities of such series was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached hereto as Annex B (it being understood that, in the event that the Securities of such series are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of certificate evidencing the Securities of such series may be removed), (iii) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect in the form adopted on the date hereof, are attached as Annex C hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (iv) the form, title and terms of the Securities of such series have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the title and terms of the Securities of such series, the form of certificate evidencing the Securities of such series and the execution, authentication and delivery of the Securities of such series have been complied with and (v) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Sean P. Nugent
Sean P. Nugent Senior Vice President, Principal Financial Officer and Treasurer

/s/ Michael R. Pfeiffer
Michael R. Pfeiffer Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ANNEX A

Terms of the 3.250% Notes due 2031

For purposes of this Annex A, the term “Securities” shall have the meaning set forth in clause (1) below. Other capitalized terms used in this Annex A and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate of which this Annex A constitutes a part.

(1)                A series of debt securities is hereby established under the Indenture, and such series of debt securities shall be known and designated as the “3.250% Notes due 2031” (the “Securities”).

(2)                The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $600,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture; provided, however, that such series of Securities may be re-opened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities of such series have the same form and terms (other than, if applicable, the offering price, underwriting or other discounts and commissions, the original date of issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series of Securities may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1402 and 1403, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

(3)                The Securities of such series are issuable only as Registered Securities without coupons and may, but need not, bear a corporate seal. The Securities of such series shall initially be issued in book-entry form and represented by one or more permanent Global Securities of such series, the initial depositary (the “Depositary,” which term includes any successors thereto) for the Global Securities of such series shall be The Depository Trust Company, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form (“Certificated Securities”) may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

(4)                The Securities of such series shall be sold by the Company to the several underwriters named in the Purchase Agreement dated May 6, 2020, for whom Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, at a price equal to 98.337% of the principal amount thereof. The initial price to public of the Securities shall be 98.987% of the principal amount thereof, plus accrued interest from May 8, 2020 if settlement occurs after that date. Underwriting discounts and commissions shall be 0.650% of the principal amount of the Securities.

(5)                The final maturity date of the Securities on which the principal thereof is due and payable shall be January 15, 2031.

(6)                The principal of the Securities of such series shall bear interest at the rate of 3.250% per annum from May 8, 2020 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on January 15 and July 15 (each, an “Interest Payment Date”) of each year, commencing July 15, 2020, to the Persons in whose names the Securities of such series (or one or more Predecessor Securities of such series) are registered at the close of business on the January 1 and July 1 (each, a “Regular Record Date”), respectively, immediately prior to such Interest Payment Dates, regardless of whether such Regular Record Date is a Business Day. Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. If any principal of, or premium, if any, or interest on, any of the Securities of such series is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest until paid or until such payment is duly provided for at the rate of 3.250% per annum.

(7)                Los Angeles, California is hereby designated as a Place of Payment for the Securities of such series. The place where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in Los Angeles, California, which shall initially be an office of the Trustee in Los Angeles, California, which on the date hereof is located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Trust Administration, 400 South Hope Street, Suite 500, Los Angeles, CA 90071; provided, that, so long as any Certificated Notes (as defined in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part) are outstanding, the Borough of Manhattan, The City of New York shall also be a Place of Payment for the Securities of such series and the Company will maintain an office or agency in the Borough of Manhattan, The City of New York where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served.

(8)                The Securities of such series are redeemable at any time, as a whole or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Indenture and in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part; provided that, if less than all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series) are to be redeemed, the Securities of such series (or portions thereof) to be redeemed shall be selected, in the case of Securities of such series in book-entry form evidenced by one or more Global Securities, in accordance with the applicable procedures of the Depositary or, in the case of any Certificated Securities of such series, by such method as the Trustee shall deem fair and appropriate, all as further provided in the Indenture, and, for the avoidance of doubt, it is understood and agreed that the foregoing selection of Securities of such series (or portions thereof) for redemption shall be made from among all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series), treated as a single class.

(9)                The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the final maturity date of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

(10)            The Securities of such series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(11)            The Trustee shall be the initial trustee, Security Registrar, transfer agent and Paying Agent for the Securities of such series.

(12)            The entire outstanding principal amount of the Securities of such series shall be payable upon declaration of acceleration of the maturity of the Securities of such series pursuant to Section 502 of the Indenture.

(13)            Payment of the principal of and premium, if any, and interest on the Securities of such series shall be made in Dollars and the Securities of such series shall be denominated in Dollars.

(14)            Other than amounts payable upon redemption of the Securities at the option of the Company prior to October 15, 2030, the amount of payments of principal of and premium, if any, and interest on the Securities of such series shall not be determined with reference to an index, formula or other similar method.

(15)            Neither the Company nor the Holders of the Securities of such series shall have any right to elect the currency in which payments on the Securities of such series are made.

(16)            With respect to the Securities of such series, in addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage” and “Maintenance of Total Unencumbered Assets” (collectively, the “Additional Covenants”) shall be and hereby are added to the Indenture for the benefit of the Securities of such series and the Holders of the Securities of such series, and the Additional Covenants, together with the defined terms (the “Additional Definitions”) set forth in such form of Security of such series under the caption “Certain Definitions,” are hereby incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein; provided that the Additional Definitions set forth in the Securities of such series shall only be applicable with respect to the Securities of such series and the Additional Definitions and the Additional Covenants set forth in the Securities of such series shall only be effective, insofar as they apply to the Securities of such series, for so long as any of the Securities of such series is Outstanding; provided, further, that except as set forth in (24) below, the definition of “Subsidiary” set forth in the form of certificate evidencing the Securities of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part shall only be applicable with respect to the Additional Covenants and the Additional Definitions set forth in the Securities of such series.

(17)            The Securities of such series will not be issuable as Bearer Securities, and temporary global certificates will not be issued.

(18)            Except as otherwise provided in the Indenture with respect to the payment of Defaulted Interest on the Securities of such series, interest payable on any Security of such series on an Interest Payment Date for the Securities of such series shall be payable only to the Person in whose name that Security (or one or more Predecessor Securities of such series) is registered at the close of business on the Regular Record Date for such interest.

(19)            Sections 1402 and 1403 of the Indenture shall apply to the Securities of such series, provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Section 1402 and 1403, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series and (ii) in addition to the covenants specifically referred to by section number in Section 1403 of the Indenture (insofar as such covenants apply to the Securities of such series), the Additional Covenants applicable to the Securities of such series shall also be subject to covenant defeasance pursuant to Section 1403.

(20)            The Securities of such series will be authenticated and delivered as provided in Section 303 of the Indenture.

(21)            The Company shall not be required to pay Additional Amounts with respect to the Securities of such series as contemplated by Section 1010 of the Indenture.

(22)            The Securities of such series shall not be convertible or exchangeable into Common Stock or Preferred Stock.

(23)            The Securities of such series will be senior obligations of the Company.

(24)            Insofar as Section 801 of the Indenture is applicable to the Securities of such series, the term “Subsidiary,” as such term is used in Section 801(2) of the Indenture, shall have the meaning set forth in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part (instead of the meaning set forth in Section 101 of the Indenture), and the term “indebtedness,” as used in Section 801(2) of the Indenture, shall be deemed to include, without limitation, “Debt” and “Secured Debt” (as such terms are defined in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part).

(25)            The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants applicable to the Securities of such series, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

(26)            The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein.

(27)            As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to “premium” on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

(28)            Payments of principal of and premium, if any, and interest on Global Securities of such series will be made by the Company by wire transfer of immediately available funds to an account maintained by the payee located in the United States. In the event that any Securities of such series are issued in the form of Certificated Securities of such series, payments of principal of and premium, if any, and interest on such Certificated Securities of such series shall be made in the manner set forth in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part and in the Indenture.

(29)            A new Section 115 (the “New Section”) shall be and hereby is added to the Indenture, which New Section shall appear immediately after Section 114 of the Indenture and shall read in full as follows; provided that the New Section shall be applicable only with respect to the Securities of such series and shall only be effective for so long as any of the Securities of such series is outstanding:

“SECTION 115. ELECTRONIC SIGNATURES; CORPORATE SEAL

“The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in this Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.”

ANNEX B

Form of 3.250% Notes due 2031

PRINCIPAL AMOUNT
$

REGISTERED NO.: R-

CUSIP NO.: 756109 AX2

ISIN NO.: US756109AX24

REALTY INCOME CORPORATION

3.250% NOTES DUE 2031

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM AS AFORESAID, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ITS NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Realty Income Corporation, a Maryland corporation (the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                                        Dollars on January 15, 2031, and to pay interest thereon from and including May 8, 2020, or from and including the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year (the “Interest Payment Dates”), commencing July 15, 2020, at the rate of 3.250% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (as defined below) (or one or more Predecessor Securities) is registered in the Security Register applicable to the Notes at the close of business on January 1 or July 1 (the “Regular Record Dates”), as the case may be, immediately preceding the applicable Interest Payment Date regardless of whether the Regular Record Date is a Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any principal of or premium, if any, or interest on any of the Notes is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest, until paid or until such payment is duly provided for, at the rate of 3.250% per annum.

Payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in Dollars. If this Note is a Global Security, all payments of principal, premium, if any, and interest in respect of this Note will be made by the Company by wire transfer of immediately available funds to an account maintained by the payee located in the United States. If this Note is not a Global Security (a “Certificated Note”), payments of interest on this Note may, at the Company’s option, be made by mailing a check to the address of the Person entitled thereto as such address appears in the Security Register for the Notes or by wire transfer to an account maintained by the payee located in the United States, all on the terms set forth in the Indenture; provided, however, that a Holder of $5 million or more in aggregate principal amount of Certificated Notes will be entitled to receive payments of interest due on any Interest Payment Date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a Paying Agent for the Notes at least 15 calendar days prior to the applicable Interest Payment Date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such Person ceases to be a Holder of $5 million or more in aggregate principal amount of Certificated Notes.

Payments of principal of and premium, if any, and interest on Certificated Notes that are due and payable on the Final Maturity Date (as defined below), any Redemption Date or any other date on which principal of such Notes is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a Paying Agent for the Notes, against surrender of such Notes to the Trustee or a Paying Agent for the Notes; provided that installments of interest on Certificated Notes that are due and payable on any Interest Payment Date falling on or prior to such Final Maturity Date, Redemption Date or other date on which principal of such Notes is payable will be paid in the manner described in the preceding paragraph to the Persons who were the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued as a series of Securities under an indenture dated as of October 28, 1998 (herein called, together with all indentures supplemental thereto, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the duly authorized series designated as the “3.250% Notes due 2031.” All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

Prior to October 15, 2030 (the “Par Call Date”), the Notes may be redeemed at any time in whole or from time to time in part at the option of the Company at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date), assuming that the Notes matured and that accrued and unpaid interest on the Notes was payable on the Par Call Date, discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 40 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date.

On and after the Par Call Date, the Notes may be redeemed at any time in whole or from time to time in part at the option of the Company at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the applicable Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes whose Stated Maturity is on or prior to a Redemption Date will be payable to the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on the Notes and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

In addition to the covenants of the Company contained in the Indenture, the Company makes the following covenants with respect to, and for the benefit of the Holders of, the Notes:

Limitation on Incurrence of Total Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Company’s Total Assets as of the end of the latest fiscal quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee) prior to the incurrence of such additional Debt and (ii) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with the Company’s Total Assets are referred to as the “Adjusted Total Assets”).

Limitation on Incurrence of Secured Debt. The Company will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Company’s Adjusted Total Assets.

Debt Service Coverage. The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (ii) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Company or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Maintenance of Total Unencumbered Assets. The Company will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

Certain Definitions. As used herein, the following terms have the meanings set forth below:

“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming that the Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:

(a)           if the Company obtains five or more Reference Treasury Dealer Quotations for such Redemption Date, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)           if the Company obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations, or

(c)           if the Company obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provisions for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) provisions for impairment losses, (vi) increases in deferred taxes and other non-cash charges, (vii) charges resulting from a change in accounting principles, and (viii) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on finance leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Debt” means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by the Company or any Subsidiary, (iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee that is reflected on the Company’s consolidated balance sheet as a finance lease or as indebtedness in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on the Company’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Company or any Subsidiary) of the type referred to in (i), (ii), (iii) or (iv) above (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Executive Group” means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company.

“Final Maturity Date” means January 15, 2031.

 “Independent Investment Banker” means, with respect to any Redemption Date for the Notes, Citigroup Global Markets Inc. and its successors, BofA Securities, Inc. and its successors, Barclays Capital Inc. and its successors, J.P. Morgan Securities LLC and its successors, or Wells Fargo Securities, LLC and its successors (whichever shall be appointed by the Company) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Intercompany Debt” means indebtedness owed by the Company or any Subsidiary solely to the Company or any Subsidiary.

“New York Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

 “Reference Treasury Dealers” means, with respect to any Redemption Date for the Notes, Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and their respective successors (or their respective affiliates that are Primary Treasury Dealers, as defined below); provided, however, that if any such firm or its successor (or, if applicable, any such affiliate), as the case may be, ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York Business Day preceding such Redemption Date.

“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, finance lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

“Subsidiary” means (i) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the Company, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors’ qualifying shares) are at the time directly or indirectly owned by the Company, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals’ successors in office as an officer of the Company), and (ii) any other entity the accounts of which are consolidated with the accounts of the Company. The foregoing definition of “Subsidiary” shall only be applicable with respect to the covenants set forth above under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage,” and “Maintenance of Total Unencumbered Assets,” this definition, the other definitions set forth herein under this caption “Certain Definitions,” and, insofar as Section 801 of the Indenture is applicable to the Notes, the term “Subsidiary,” as that term is used in Section 801(2) of the Indenture, shall have the meaning set forth in this definition (instead of the meaning set forth in Section 101 of the Indenture).

“Treasury Rate” means, with respect to any Redemption Date for the Notes:

(a)           the yield, under the heading that represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, in each case, any companion online data resource published at least weekly by the Federal Reserve) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

(b)           if such release (or any successor publication or release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

 For purposes of the immediately preceding sentence, information shall be deemed “published” by the Federal Reserve if it is made available to the public generally, whether in physical form, on the Federal Reserve’s website or by other means. The Treasury Rate shall be calculated by the Company on the third New York Business Day preceding the applicable Redemption Date.

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of the Company and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under "Maintenance of Total Unencumbered Assets," all investments in any Person that is not consolidated with the Company for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Company or any Subsidiary that is not Secured Debt.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, or premium, if any, or interest on, this Note on or after the respective due dates therefor.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes to waive, in certain circumstances, on behalf of all Holders of the Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment for the Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of different authorized denominations, as requested by the Holder surrendering the same.

The Notes of this series are issuable only in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The headings included in this Note are for convenience only and shall not affect the construction hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

REALTY INCOME CORPORATION

By:
Sumit Roy
President and Chief Executive Officer

Attest:

By:
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers to

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

including Zip Code of Assignee)

the within Note of REALTY INCOME CORPORATION, and hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranty
(Signature must be guaranteed by
a participant in a signature
guarantee medallion program)